EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-59171, 333-42413, 333-68607, 333-94347, 333-51080, 333-60668, 333-69840 and
333-102456 of Tektronix, Inc. on Form S-8 and Registration Statement Nos. 33-58635, 33-58513 and 333-117455 of Tektronix, Inc. on Form S-3 of our report dated August 11, 2004, appearing in this Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 29, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
August 12, 2004